Exhibit 99.1

FOR IMMEDIATE RELEASE

At Heska Corporation:
Jason Napolitano, Executive Vice President & CFO
(970) 493-7272, Ext. 4105

Heska Announces Q1 2010 Results

Company Reports Net Cash Position for 2nd Consecutive Quarter

LOVELAND, CO, May 6, 2010 -- Heska Corporation (NASDAQ: HSKA, “Heska” or the “Company”) today reported financial results for its first quarter ended March 31, 2010.

“We knew we would face a difficult comparison this quarter as we had exclusive rights to our former handheld blood analysis instrument in the first quarter of 2009 and sold the last of our remaining inventory in this area in the first quarter of 2010.  Sales of consumables in this area declined by $2.7 million on a year-over-year basis as a result.  Total revenue from other Core Companion Animal Health products was up year-over-year,” said Robert Grieve, Heska’s Chairman and CEO.  “We also recognized a reserve of $1.0 million due to unexpected production issues in our OVP segment.  We have been focused on resolving the current issue and preventing future problems.”

Investor Conference Call
Management will conduct a conference call on Thursday, May 6, 2010 at 9:00 a.m. MDT (11:00 a.m. EDT) to discuss the first quarter 2010 financial results.  To participate, dial (877) 941-6012 (domestic) or (480) 248-5085 (international); the conference call access number is 4293959.  The conference call will also be broadcast live over the Internet at http://www.heska.com.  To listen, simply log on to the web at this address at least ten minutes prior to the start of the call to register, download and install any necessary audio software.  Telephone replays of the conference call will be available for playback until May 20, 2010.  The telephone replay may be accessed by dialing (800) 406-7325 (domestic) or (303) 590-3030 (international).  The webcast replay may be accessed from Heska’s home page at www.heska.com until May 20 2010.

About Heska
Heska Corporation (NASDAQ: HSKA) sells advanced veterinary diagnostic and other specialty veterinary products.  Heska’s state-of-the-art offerings to its customers include diagnostic instruments and supplies as well as single use, point-of-care tests, pharmaceuticals and vaccines.  The company’s core focus is on the canine and feline markets where it strives to provide high value products and unparalleled customer support to veterinarians.  For further information on Heska and its products, visit the company’s website at www.heska.com.

Forward-Looking Statements
This announcement contains forward-looking statements regarding Heska’s future financial and operating results.  These statements are based on current expectations and are subject to a number of risks and uncertainties.  Investors should note that there is an inherent risk in using past results, including trends, to predict future outcomes.  In addition, factors that could affect the business and financial results of Heska generally include the following: uncertainties related to the performance of third parties to whom Heska has granted substantial marketing rights including, but not limited to, Schering-Plough Animal Health Corporation; risks related to the product under review in Heska’s Other Vaccines, Pharmaceuticals and Products segment, or OVP, for potential destruction and replacement and the ultimate economic impact of these activities; uncertainties related to the future success of Heska’s efforts to prevent the production of  non-compliant products in its OVP segment; uncertainties related to Heska’s ability to market and sell its products successfully and economically; risks related to Heska’s reliance on third-party suppliers, which is significant; competition; risks related to Heska’s ability to maintain its listing on the NASDAQ Capital Market; uncertainties related to Heska’s ability to maintain all regulatory compliance required to continue to manufacture and sell vaccines and pharmaceuticals; uncertainties related to the impact of transfer restrictions on Heska’s stock, which were approved by Heska stockholders at Heska’s Annual Meeting of Stockholders on May 4, 2010; and the risks set forth in Heska’s filings and future filings with the Securities and Exchange Commission, including those set forth in Heska’s Annual Report on Form 10-K/A for the year ended December 31, 2009.

Financial Table Follows:

Consolidated Statements of Operations
In Thousands, Except per Share Amounts
(unaudited)

	Three Months Ended March 31,
	2009	2010
Revenue, net:
Core companion animal health	$18,137	$15,792
Other vaccines, pharmaceuticals and products	2,004	1,902
Total revenue, net	20,141	17,694

Cost of revenue	12,768	11,489

Gross profit	7,373	6,205

Operating expenses:
Selling and marketing	3,758	4,036
Research and development	446	457
General and administrative	2,152	2,200
Total operating expenses	6,356	6,693
Operating income (loss)	1,017	(488)
Interest and other expense, net	165	173
Income (loss) before income taxes	852	(661)
Income tax expense (benefit)	392	(330)
Net income (loss)	$460	$(331)

Basic net income (loss) per share	$0.01	$(0.01)
Diluted net income (loss) per share	$0.01	$(0.01)

Shares used for basic net income (loss) per share	52,011	52,161

Shares used for diluted net income (loss) per share	52,011	52,161

Balance Sheet Data
In Thousands (unaudited)

	December 31, 2009	March 31, 2010
Cash and cash equivalents	$5,400	$5,328
Total current assets	28,493	28,340
Total assets	64,134	64,311
Line of credit	4,201	3,793
Current portion of long-term debt	381	189
Total current liabilities	14,107	14,815
Stockholders’ equity	45,055	44,736

###